UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 13, 2013

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

(Exact Name of registrant as specified in its charter)

Texas	333-172846	32-0388630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 437-6792

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On December 13, 2013, Reef Oil & Gas Drilling and Income Fund, L.P. (the “Registrant”), exercised two options from an affiliate of the general partner of the Registrant (the “Interest Owner”) to purchase interests in oil and gas properties in McKenzie County, North Dakota, as described in the Registrant’s Form 10-Q filed on November 14, 2013.

Pursuant to the option agreements, the Registrant must pay approximately $27,000 and $240,000, respectively, to the Interest Owner to reimburse it for actual costs incurred to acquire the oil and gas properties.  In addition, the Registrant must pay its share of the total costs to acquire the lease and to drill and complete the wells in the two units, which is estimated to be approximately $675,000 and $840,000, respectively.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2013

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.,
a Texas limited partnership
(Registrant)

	By:	Reef Oil & Gas Partners, L.P.,
its managing general partner

	By:	Reef Oil & Gas Partners, GP, LLC,
its general partner

	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager